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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASS OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               EMAGIN CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)
                        (FORMERLY FASHION DYNAMICS CORP.)

                 Nevada                                 88-0378451
-----------------------------------------   ------------------------------------
  (State of incorporation or organization)  (I.R.S. Employer Identification No.)


   1580 Route 52, Hopewell Junction, New York                   12533
-----------------------------------------------        -------------------------
    (Address of principal executive offices)                  (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class               Name of each exchange on which
      to be so registered               each class is to be registered

          Common Stock                      American Stock Exchange
----------------------------     -----------------------------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                                       N/A
--------------------------------------------------------------------------------
                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The Registrant's Articles of Incorporation authorize the issuance of 76,350,000 shares of Common Stock, $0.001 par value per share, of which approximately 25,535,857 are issued and outstanding. The shares are non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common shares are entitled to share ratably in dividends, if any, as may be declared by the Company from time to time, from funds legally available. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

ITEM 2.  EXHIBITS.

         No exhibits are required to be filed with this Registration Statement.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 16th day of March, 2000.

                                              EMAGIN CORPORATION



                                              By:/s/ Edward Flynn
                                                 -----------------------------
                                                 Edward Flynn, Chief Financial
                                                 Officer